Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 15, 2012 with respect to the consolidated financial statements for the year ended March 31, 2012 in the Annual Report of Amira Nature Foods Ltd. on Form 20-F for the year ended March 31, 2014. We hereby consent to the incorporation by reference of said report in the Registration Statements of Amira Nature Foods Ltd. on Form S-8 (File No. 333-184408).

/s/ Grant Thornton India LLP
Gurgaon, India
July 28, 2014